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                                  Exhibit 10.h

                                AMENDMENT TO THE
                           CHANGE OF CONTROL AGREEMENT


Whereas, effective NOVEMBER 16, 1995, an Agreement was made by and between UNB Corp. (Company) and JAMES J. PENNETTI (Executive).

Now, therefore, effective as of JANUARY 16, 1997, the Company hereby amends this Agreement as set forth below.

The provisions of the amendment shall take precedence over any conflicting provisions of the Agreement.


I.   Subsection D of Section 4 shall be amended as follows:

         In the event of the termination of the Executive's employment as described in Subsections A, B, or C above, Executive shall be entitled to receive either: (i) a lump sum cash payment equal to two (2) years of Compensation (as defined in Subsection E below), or upon Executive's election, (ii) two (2) years of Compensation payable in equal monthly payments, in cash, without interest. For such election to be effective, it must be made in writing and delivered to the Company in accordance with Section 10, prior to the Change in Control.

II.  Section 5 shall be deleted in its entirety and replaced as follows:
         SECTION 5 - QUALIFIED AND NON-QUALIFIED RETIREMENT PENSION PLANS
         ----------------------------------------------------------------

         A. Nothing in this Agreement, including this Section 5, shall reduce any benefits from non-qualified retirement plans maintained by Company to which Executive is otherwise entitled without regard to this Agreement. The Company shall take such actions as necessary in order to amend any and all non-qualified retirement plans of the Company, or of any of its subsidiaries, in order to provide for the inclusion of payments made to Executive under the terms of this Agreement within the definition of compensation for all such plans and to provide for the inclusion of the Benefit Period within the computation of any and all years of service and/or age requirements for the computation of the amount of, or vesting of, benefits under the Company's non-qualified retirement plans.

         B. In addition, Executive shall receive additional compensation in an amount equal to one-hundred and fifty percent (150%) of the difference between the lump-sum value of benefits provided under the United National Bank & Trust Company Pension Plan and Trust ("Pension Plan"), as of the date of termination of employment, and the lump-sum value of the benefits that would have been provided if the Pension Plan provided for the inclusion of payments made to Executive under the terms of this Agreement (excluding additional compensation described in this Subsection B) within



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                            Exhibit 10.h (continued)

Amendment to the Change of Control Agreement
Dated January 16, 1997
Page 2


              the definition of compensation for the Pension Plan and provided for the inclusion of the Benefit Period within the computation of the lump-sum value of benefits provided under the Pension Plan.

         C. The lump-sum value of benefits provided under the Pension Plan described in Subsection B will be calculated by the Pension Plan's actuary, as if the lump-sum amount is payable as of the date of the Executive's termination of employment.

         D. The additional compensation described in Subsection B will be paid in a lump-sum within 10 days of the Executive's termination of employment. The additional compensation received will not increase or decrease any other benefits payable under this Agreement or any other non-qualified retirement benefit.


In witness whereof, the parties hereto affix their signatures on this 14th day of February, 1997, in adoption of this aforementioned amendment.

Witnesses:                         UNB Corp.:


Kathy Tripp                        /s/ Donald W. Schneider
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Charity L. Bulso                   Donald W. Schneider, Chairman of the Board
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                                             (Name and Title)


Witnesses:                         Executive:


Kathy Tripp                        /s/ James J. Pennetti
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Charity L. Bulso                   James J. Pennetti, Vice President and
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                                   Executive Officer
                                   -----------------
                                             (Name and Title)




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